Exhibit 99.1

UNAUDITED PRO FORMA COMBINED CONSOLIDATED FINANCIAL INFORMATION OF TWIN VEE AND FORZA

On November 26, 2024, pursuant to the terms of the Agreement and Plan of Merger, dated as of August 12, 2024 (the “Merger Agreement”), by and between Twin Vee PowerCats Co., a Delaware corporation (the “Company” or “Twin Vee”), Twin Vee Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Twin Vee (“Merger Sub”), and Forza X1, Inc., a Delaware corporation (“Forza”), Merger Sub was merged with and into Forza (the “Merger”), with Forza surviving the Merger as a wholly-owned subsidiary of Twin Vee.

The Merger became effective on November 26, 2024, when the certificate of merger with respect to the Merger was filed with the Secretary of State of the State of Delaware (the “Effective Time”). At the Effective Time, (a) each outstanding share of common stock of Forza , par value $0.001 per share of Forza (the “Forza Common Stock”) (other than any shares held by Twin Vee) was converted into the right to receive 0.611666275 shares (the “Exchange Ratio”) of Twin Vee common stock, par value $0.001 per share (the “Twin Vee Common Stock”), (b) each outstanding Forza stock option, whether vested or unvested, that had not previously been exercised prior to the Effective Time was converted into an option to purchase 0.611666275 shares of Twin Vee Common Stock for each share of Forza Common Stock covered by such option, (c) each outstanding warrant to purchase shares of Forza Common Stock was assumed by Twin Vee and converted into a warrant to purchase 0.611666275 shares of Twin Vee Common Stock for each share of Forza Common Stock for which such warrant was exercisable for prior to the Effective Time, and (d) the 7,000,000 shares of Forza Common Stock held by Twin Vee were cancelled.

The unaudited pro forma condensed combined financial statements are presented for informational purposes only. The unaudited pro forma condensed combined balance sheet as of September 30, 2024 assumes that the transaction took place at the beginning of the year and combines the historical balance sheets of Twin Vee and Forza as of such date. The unaudited pro forma condensed combined statements of operations for the three months ended September 30, 2024 and the year ended December 31, 2023 assume that the transaction took place as of January 1, 2023, and combines the historical results of Twin Vee and Forza for each period. The historical financial statements of Twin Vee and Forza have been adjusted to give pro forma effect to events that are (i) directly attributable to the transaction, (ii) factually supportable, and (iii) with respect to the unaudited pro forma condensed combined statements of operations, expected to have a continuing impact on the combined results.

The notes to the unaudited pro forma combined consolidated financial statements describe the pro forma amounts and adjustments presented below. This pro forma data is not necessarily indicative of the operating results that Twin Vee would have achieved had it completed the merger as of the beginning of the period presented and should not be considered as representative of future operations.

The unaudited pro forma combined consolidated financial information presented below is based on, and should be read together with the following:

●	Twin Vee’s historical audited consolidated financial statements for the years ended December 31, 2023 and 2022 included in its annual report on Form 10-K, for the year ended December 31, 2023, filed with the Commission on March 27, 2024.

●	Twin Vee’s unaudited consolidated financial statements for the nine months ended September 30, 2024 and 2023, included in its quarterly report on Form 10-Q, for the quarter ending September 30, 2024, filed with the Commission on November 14, 2024.

●	Forza’s historical audited consolidated financial statements for the years ended December 31, 2023 and 2022 included in its annual report on Form 10-K for the year ended December 31, 2023, filed with the Commission on March 27, 2024.

●	Forza’s unaudited consolidated financial statements for the nine months ended September 30, 2024 and 2023, included in its quarterly report on Form 10-Q, for the quarter ending September 30, 2024, filed with the Commission on November 14, 2024.

●	The sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in Twin Vee’s annual report, on Form 10-K, for the year ended December 31, 2023, and quarterly report, on Form 10-Q, for the quarter ended September 30, 2024, filed with the Commission on March 27, 2024 and November 14, 2024, respectively.

●	The sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in Forza’s annual report, on Form 10-K, for the year ended December 31, 2023, and quarterly report, on Form 10-Q, for the quarter ended September 30, 2024, filed with the Commission on March 27, 2024 and November 14, 2024, respectively.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEETS

	Twin Vee Powercats Co. Inc. September 30, 2024	Forza X1, Inc. September 30, 2024	Eliminations & Merger Adjustments		Twin Vee Powercats Co. Inc. Pro Forma September 30, 2024
Assets
Current Assets
Cash and cash equivalents	$11,144,929	$7,200,427	$(7,200,427)	A	$11,144,929
Restricted cash	212,963	—	—		212,963
Accounts receivable	129,544	125,000	(125,000)		129,544

Inventories, net	3,343,468	60,645	(60,645)	A	3,343,468
Due to/from affiliated companies, net	—	87,884	(87,884)	A	—
Prepaid expenses and other current assets	548,077	80,095	(80,095)	A	548,077
Total current assets	15,378,981	7,554,051	(7,554,051)		15,378,981

Property and equipment, net	14,217,041	4,388,229	(4,388,229)	A	14,217,041
Operating lease right of use asset	495,744	7,629	(7,629)	A	495,744
Security deposit	48,710	7,517	(7,517)	A	48,710
Total Assets	$30,140,476	$11,957,426	$(11,957,426)		$30,140,476

Liabilities and Stockholders' Equity
Current Liabilities:
Accounts payable	$1,957,902	$73,067	$(73,067)	A	$1,957,902
Accrued liabilities	1,195,982	9,712	(9,712)	A	1,195,982
Contract liabilities – customer deposits	38,175	6,175	(6,175)	A	38,175
Finance lease liability – current portion	220,103	24,847	(24,847)	A	220,103
Operating lease right of use liability – current portion	431,132	—	—	A	431,132
Total current liabilities	3,843,294	113,801	(113,801)		3,843,294

Economic Injury Disaster Loan	499,900	—	—		499,900
Finance lease liability - noncurrent	2,479,742	67,070	(67,070)	A	2,479,742
Operating lease liability - noncurrent	109,329	—	—		109,329
Total Liabilities	6,932,265	180,871	(180,871)		6,932,265

Stockholders' equity:
Preferred stock: 10,000,000 authorized; $0.001 par value; no shares issued and outstanding	—	—	—		—
Common stock: 50,000,000 authorized; $0.001 par value	9,520	15,784	(10,429)	B/C	14,875
Treasury Stock	—	(21,379)	21,379	B	—
Additional paid-in capital	38,871,551	26,697,988	(20,885,125)	B/C	44,684,414
Accumulated deficit	(21,491,078)	(14,915,838)	14,915,838	B	(21,491,078)
Equity attributed to stockholders of Twin Vee PowerCats Co, Inc.	17,389,993	11,776,555	(5,958,337)		23,208,211
Equity attributable to noncontrolling interests	5,818,218	—	(5,818,218)	B	—
Total stockholders’ equity	23,208,211	11,776,555	(11,776,555)		23,208,211

Total Liabilities and Stockholders' Equity	$30,140,476	$11,957,426	$(11,957,426)		$30,140,476

A - Represents elimination of Forza balances included in Twin Vee consolidated balance sheet
B - Represents elimination of Forza equity and accumulated deficit and non-controlling interest no longer eliminated post-merger
C - Represents issuance of Twin Vee common stock to non-Twin Vee shareholders of Forza stock and the offset to the elimination of the Forza non-controlling interest previously eliminated from the Twin Vee balance sheet.

 UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Twin Vee Powercats Co. Inc. Nine Months Ended September 30, 2024	Forza X1, Inc. Nine Months Ended September 30, 2024	Eliminations and Merger Adjustments		Twin Vee Powercats Co. Inc. Nine Months Ended September 30, 2024 Pro Forma
Net sales	$12,504,482	$—	$—		$12,504,482
Cost of products sold	12,170,486	68,335	(68,335)	A	12,170,486
Gross profit (loss)	333,996	(68,335)	68,335		333,996

Operating expenses:
Selling, general and administrative	2,214,670	737,269	(1,308,175)	A/B	1,643,764
Salaries and wages	3,641,185	1,479,501	(1,479,501)	A	3,641,185
Professional fees	1,111,079	391,971	(593,191)	A/B	909,859
Impairment of property & equipment	1,674,000	1,674,000	(1,674,000)	A	1,674,000
Depreciation and amortization	1,300,697	184,441	(184,441)	A	1,300,697
Research and development	583,878	587,599	(587,599)	A	583,878
Total operating expenses	10,525,509	5,054,781	(5,826,907)		9,753,383

Loss from operations	(10,191,513)	(5,123,116)	5,895,242		(9,419,387)

Other income (expense):
Dividend income	447,571	276,862	(276,862)	A	447,571
Other income	33,442	—	—		33,442
Interest expense	(178,922)	(7,362)	7,362	A	(178,922)
Interest income	107,297	62,830	(62,830)	A	107,297
Unrealized gain(loss) on marketable securities	5,204	(16,930)	16,930	A	5,204
Realized gain on marketable securities	35,210	35,210	(35,210)	A	35,210
Loss on disposal of property & equipment	(172,684)	(172,684)	172,684	A	(172,684)
Gain on sale of R&D assets	50,097	50,097	(50,097)	A	50,097

Total other income	327,215	228,023	(228,023)		327,215

Loss before income tax	(9,864,298)	(4,895,093)	5,667,219		(9,092,172)
Income taxes provision	—	—	—		—
Net loss	(9,864,298)	(4,895,093)	5,667,219		(9,092,172)
Less: Net loss attributable to noncontrolling interests	(2,720,204)		2,720,204	A	—
Net loss attributed to stockholders of Twin Vee PowerCats Co, Inc.	$(7,144,094)	$(4,895,093)	$2,947,015		$(9,092,172)

A - Represents elimination of intercompany revenues and cost of sales, and non-controlling interests, and Forza amounts included in Twin Vee consolidated results

B - Represents adjustment for public company costs no longer borne by Forza related to the merger

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Twin Vee Powercats Co. Inc. Year Ended December 31, 2023	Forza X1, Inc. Year Ended December 31, 2023	Eliminations and Merger Adjustments		Twin Vee Powercats Co. Inc. Year Ended December 31, 2023 Pro Forma
Net sales	$33,425,912	$37,118	$(37,118)	A	$33,425,912
Cost of products sold	23,702,885	157,637	(157,637)	A	23,702,885
Gross profit (loss)	9,723,027	(120,519)	120,519		9,723,027

Operating expenses:
Selling, general and administrative	3,734,406	1,112,920	(1,614,657)	A/B	3,232,669
Salaries and wages	13,929,580	3,279,195	(3,279,195)	A	13,929,580
Professional fees	1,249,388	353,996	(634,905)	A/B	968,479
Depreciation and amortization	1,353,383	185,900	(185,900)	A	1,353,383
Research and development	1,443,569	1,540,903	(1,540,903)	A	1,443,569
Total operating expenses	21,710,326	6,472,914	(7,255,560)		20,927,680

Loss from operations	(11,987,299)	(6,593,433)	7,376,079		(11,204,653)

Other income (expense):
Dividend income	909,215	507,794	(507,794)	A	909,215
Other income	9,898	—	—		9,898
Interest expense	(221,157)	(3,694)	3,694	A	(221,157)
Interest income	48,370	1,401	(1,401)	A	48,370
Loss on disposal of assets	—	—	—		—
Unrealized gain on marketable securities	87,781	50,878	(50,878)	A	87,781
Realized gain on marketable securities	103,941	103,941	(103,941)	A	103,941
Employee Retention Credit income	1,267,055	—	—		1,267,055
Total other income	2,205,103	660,320	(660,320)		2,205,103

Loss before income tax	(9,782,196)	(5,933,113)	6,715,759		(8,999,550)
Income taxes provision	—	—			—
Net loss	(9,782,196)	(5,933,113)	6,715,759		(8,999,550)
Less: Net loss attributable to noncontrolling interests	(2,590,020)	—	2,590,020	A	—
Net loss attributed to stockholders of Twin Vee PowerCats Co, Inc.	$(7,192,176.00)	$(5,933,113.00)	$4,125,739.32		$(8,999,549.68)

A - Represents elimination of intercompany revenues and cost of sales, non-controlling interests and Forza amounts included in Twin Vee consolidated results

B - Represents adjustment for public company costs no longer borne by Forza related to the merger

Comparative Historical and Unaudited Pro Forma Per Share Data

The information below reflects the historical net loss and book value per share of Twin Vee Common Stock and the historical net loss and book value per share of Forza Common Stock in comparison with the unaudited pro forma net loss and book value per share after giving effect to the Merger of Twin Vee with Forza on a pro forma basis.

You should read the tables below in conjunction with the following:

●	Twin Vee’s historical audited consolidated financial statements for the years ended December 31, 2023 and 2022 included in its annual report on Form 10-K, for the year ended December 31, 2023, filed with the Commission on March 27, 2024.

●	Twin Vee’s unaudited consolidated financial statements for the nine months ended September 30, 2024 and 2023, included in its quarterly report on Form 10-Q, for the quarter ending September 30, 2024, filed with the Commission on November 14, 2024.

●	Forza’s historical audited consolidated financial statements for the years ended December 31, 2023 and 2022 included in its annual report on Form 10-K for the year ended December 31, 2023, filed with the Commission on March 27, 2024.

●	Forza’s unaudited consolidated financial statements for the nine months ended September 30, 2024 and 2023, included in its quarterly report on Form 10-Q, for the quarter ending September 30, 2024, filed with the Commission on November 14, 2024.

	Twin Vee Historical	Forza Historical	Twin Vee Unaudited Pro Forma Combined Data	Forza Pro Forma Equivalent Data (i)

Net loss per share:
For the year ended December 31, 2023
Basic and diluted	$(0.76)	$(0.44)	$(0.61)	$(0.23)
For the nine months ended September 30, 2024
Basic and diluted	$(0.75)	$(0.31)	$(0.61)	$(0.24)
Book value per share
As of December 31, 2023	$3.37	$1.02	$2.15	$0.84
As of September 30, 2024	$2.44	$0.75	$1.56	$0.61

(i) The Forza unaudited pro forma equivalent data was calculated by multiplying the pro forma condensed combined results by the Exchange Ratio.